November 2, 2004
FOR IMMEDIATE RELEASE
Telephone: (609) 561-9000
Investor Relations Contact: Steve Clark x4260
Media Contact: Joanne Brigandi x4240


                     SJI Delivers Nine Month Record Earnings
                    Traditional Loss Quarter Turns Profitable
                EPS Growth Expectation Increased to 15% for 2004


Folsom, NJ - South Jersey Industries (NYSE:SJI) today reported earnings from continuing operations for the first nine months of 2004 that were a record $28.8 million, up 24% from the same period in 2003. Earnings per share from continuing operations during the same period were $2.10 in 2004, up 14% compared with $1.85 for the first nine months of 2003. For the third quarter of 2004 earnings from continuing operations totaled $0.4 million, or $0.03 per share compared with a loss of $1.6 million, or $0.13 per share, for the same period last year. This marks the first third quarter profit for SJI since 1985.

"A key factor in SJI's continued success is the consistent profitability of all of our business lines," said SJI CEO Edward Graham. "Our strategy of developing multiple revenue streams within the scope of our core competency, delivering energy products and services, has produced consistent profit and dividend growth for our shareholders. Based upon both performance to date and future opportunities I am confident in our ability to deliver earnings per share growth of 15% for 2004." The 2004 estimate includes a one-time earnings contribution of $0.12 per share from the buy-out by a utility customer of a long-term energy contract. The new earnings target for 2004 represents an increase from SJI's previously provided EPS growth guidance of at least 6% to 7% for this year.

Business and Financial Highlights:

Utility - Profit Improves 25% for 9 months
Year-to-date, South Jersey Gas contributed $20.4 million to SJI's bottom line, up significantly compared to 2003 performance of $16.3 million. The setting of new base rates, customer growth and lower interest expenses drove results for the first nine months.

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SJI ADD 1

For the quarter, SJG posted a loss of $1.1 million, down significantly from the $3.8 million loss reported in the 2003 quarter. Performance improvement for the quarter was driven by the same factors, with the rate case settlement having the most impact. Highlights include:

     o   SJG Rate Restructuring and Base Rate Case Approved By BPU
         The New Jersey Board of Public Utilities approved a restructuring of SJG's rates, effective July 8, 2004. The impact on SJG's performance for the third quarter was reflected in higher customer gross margins and lower depreciation expense. On an annualized basis the new rates are expected to add an incremental $8.5 million a year to SJG's bottom line.

     o   Consistent Customer Growth Continues at SJG
         SJG added 8,596 customers since September 2003, bringing total customers to 308,205 as of September 30, 2004. With a customer growth rate of 2.9% SJG continues to be New Jersey's fastest growing gas utility. That growth rate is also well above the national average of
         1.8 %. The customers added in the last 12 months should contribute approximately $1.8 million to gross margin on an annualized basis.

     o Transfer of Appliance Service Business from Utility to Non-Utility SJG transferred its appliance service business from the utility to South Jersey Energy Service Plus, a non-utility subsidiary of SJI, effective September 1, 2004. This repositioning will significantly improve our ability to address customer needs and adapt to changing market conditions.

Non-Utility - All Business Lines Contribute to Record Performance
SJI's non-utility businesses added $8.4 million to SJI's bottom line for the first nine months of 2004, up 22% over the same period in 2003. Improved performance at our retail gas and electric marketing business and our on-site energy project development business was responsible for the profit increase. For the quarter, non-utility activities contributed $1.5 million compared with $2.2 million for the third quarter of 2003. The decline resulted from fewer gas-marketing opportunities at South Jersey Resources Group due to consistently high gas prices. However, we anticipate that SJRG will duplicate last year's results for the full year. Key factors contributing to performance were:

     o   Marina Energy - Strong Operating Performance Continues
         For the year, Marina's earnings contribution is up 125% to $2.2 million compared with last year. The July 2003 start-up of the Atlantic City thermal energy plant, along with the January commencement of operations at its Salem County cogeneration facility were the major contributors to Marina's performance improvement over the prior year. For the quarter, Marina's performance was

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SJI Second Quarter 2004 Earnings Report-Add 2

         similar to the 2003 quarter. Marina's thermal plant serves the energy needs of the Borgata Casino and Spa, which has announced expansion plans to add 500,000 sq. ft. of public space in 2006 and a 45-story room tower in 2007. Increasing energy needs at the Borgata present attractive growth opportunities to Marina.

     o   South Jersey Energy - Retail Gas and Electric Continue to Deliver
         SJE's earnings for the first nine months of 2004 totaled $3.8 million, substantially above the $2.3 million produced in the prior year period. For the third quarter of 2004, SJE's earnings contribution rose to $0.3 million, over $0.2 million more than the prior year period. Although new residential gas customer enrollment is currently on hold due to high natural gas pricing, SJE's low acquisition costs afforded wider profit margins on existing customers. In addition, SJE's third quarter results were boosted by strong performance in commercial gas markets throughout the state and increased activity at its retail electric business.

Financial Position Continues to Strengthen
Balance sheet strength, as measured by the ratio of total equity to total capitalization, improved to 46% at September 30, 2004 from 37% at the same point in 2003. The improved ratio resulted from the combination of strong earnings and additional equity raised between July 2003 and April 2004. Additional actions taken to enhance SJI's financial position during the third quarter of 2004 include:
     o SJG issued $40 million of debt under its medium-term-note program at an average interest rate of 5.66% for an average term of 17 years. A portion of the proceeds was used to refinance $15 million of 7.70% debt.
     o SJI replaced a $40 million, 364-day revolving credit facility with a $60 million, three-year facility.
A strong balance sheet will enable SJI to take advantage of future growth opportunities while remaining the safe, strong, dependable investment that our shareholders expect.

Webcast and Conference Call Details
South Jersey Industries President and CEO, Edward Graham, will host an open conference call and webcast to discuss the company's third quarter 2004 earnings on Tuesday, November 2, 2004 at 11:00 a.m. EST. To participate in the conference call, dial 1-800-299-7928, approximately 10 minutes ahead of the scheduled time, and provide the passcode of 90614534.

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SJI Second Quarter 2004 Earnings Report-Add 3


To listen to a live webcast, simply visit the South Jersey Industries website at http://www.sjindustries.com, click Investors and then click the webcast icon. A recorded version of the webcast will be available at SJI's website following the call. A rebroadcast of the conference call will also be available by calling 1-888-286-8010 and entering the code: 64107028. SJI encourages shareholders, media and members of the financial community to attend the conference call and/or listen to the webcast.


                           Forward-Looking Statements

This news release contains forward-looking statements. While these statements represent our current judgment on what the future may hold, and we believe these judgments are reasonable, actual results may differ materially due to numerous important factors that are described in SJI's most recent reports on SEC Form 10-K and 10Q. SJI assumes no duty to update these statements should actual events differ from expectations.

South Jersey Industries (NYSE:SJI) is an energy services holding company for South Jersey Gas, South Jersey Energy, South Jersey Resources Group, South Jersey Energy Service Plus and Marina Energy. Visit http://www.sjindustries.com for more information about SJI and its subsidiaries.

                                       ###

                                      SJI-3

SOURCE:         DAVID A. KINDLICK                                  609-561-9000
                STEPHEN H. CLARK
COMPANY NAME:   SOUTH JERSEY INDUSTRIES, INC.
MARKET:         N
STOCK SYMBOL:   SJI


                 SOUTH JERSEY INDUSTRIES, INC. AND SUBSIDIARIES
                         COMPARATIVE EARNINGS STATEMENTS
                    (In Thousands Except for Per Share Data)
                                    UNAUDITED
                                                        Three Months Ended
                                                           September 30,
                                                 -------------------------------
                                                     2004             2003
                                                 --------------   --------------
Operating Revenues:
      Utility                                         $ 70,186         $ 53,267
      Nonutility                                        58,015           36,868
                                                 --------------   --------------

          Total Operating Revenues                     128,201           90,135
                                                 --------------   --------------

Operating Expenses:
      Cost of Gas Sold - Utility                        47,808           34,910
      Cost of Sales - Nonutility                        51,309           30,332
      Operation and Maintenance                         22,031           20,764
      Energy and Other Taxes                             1,772            1,414
                                                 --------------   --------------

Operating Income                                         5,281            2,715
                                                 --------------   --------------

Other Income and Expense:
      Equity in Affiliated Companies                       269              170
      Other                                                183                6
                                                 --------------   --------------

          Total Other Income and Expense                   452              176
                                                 --------------   --------------

Interest Charges  *                                      5,143            5,836

Income Taxes                                               152           (1,327)
                                                 --------------   --------------

Income (Loss) from Continuing Operations                   438           (1,618)

Discontinued Operations  -  Net                           (184)            (426)

Cumulative Effect of a Change in
      Accounting Principle - Net                             -                -
                                                 --------------   --------------

Net Income (Loss) Applicable to Common Stock             $ 254         $ (2,044)
                                                 ==============   ==============

Basic Earnings Per Common Share (Based on
  Average Basic Common Shares Outstanding):
      Continuing Operations                             $ 0.03          $ (0.13)
      Discontinued Operations  - Net                     (0.01)           (0.03)
      Cumulative Effect of a Change in
          Accounting Principle - Net                         -                -
                                                 --------------   --------------

Basic Earnings Per Common Share                         $ 0.02          $ (0.16)
                                                 ==============   ==============

Average Common Shares Outstanding - Basic               13,795           12,604

Diluted Earnings Per Common Share (Based on
  Average Diluted Common Shares Outstanding):
      Continuing Operations                             $ 0.03          $ (0.13)
      Discontinued Operations  - Net                     (0.01)           (0.03)
      Cumulative Effect of a Change in
          Accounting Principle - Net                         -                -
                                                 --------------   --------------

Diluted Earnings Per Common Share                       $ 0.02          $ (0.16)
                                                 ==============   ==============

Average Common Shares Outstanding - Diluted             13,914           12,604

                                                         Nine Months Ended
                                                           September 30,
                                                 -------------------------------
                                                    2004             2003
                                                 --------------   --------------
Operating Revenues:
      Utility                                        $ 335,504        $ 337,571
      Nonutility                                       232,745          138,605
                                                 --------------   --------------

          Total Operating Revenues                     568,249          476,176
                                                 --------------   --------------

Operating Expenses:
      Cost of Gas Sold - Utility                       221,676          231,943
      Cost of Sales - Nonutility                       208,240          121,231
      Operation and Maintenance                         67,791           60,137
      Energy and Other Taxes                             8,732            8,734
                                                 --------------   --------------

Operating Income                                        61,810           54,131
                                                 --------------   --------------

Other Income and Expense:
      Equity in Affiliated Companies                       692              549
      Other                                              1,042              (45)
                                                 --------------   --------------

          Total Other Income and Expense                 1,734              504
                                                 --------------   --------------

Interest Charges  *                                     15,076           15,115

Income Taxes                                            19,651           16,345
                                                 --------------   --------------

Income from Continuing Operations                       28,817           23,175

Discontinued Operations  -  Net                           (466)            (728)

Cumulative Effect of a Change in
      Accounting Principle - Net                             -             (426)
                                                 --------------   --------------

Net Income Applicable to Common Stock                 $ 28,351         $ 22,021
                                                 ==============   ==============

Basic Earnings Per Common Share (Based on
  Average Basic Common Shares Outstanding):
      Continuing Operations                             $ 2.11           $ 1.87
      Discontinued Operations  - Net                     (0.03)           (0.06)
      Cumulative Effect of a Change in
          Accounting Principle - Net                         -            (0.04)
                                                 --------------   --------------

Basic Earnings Per Common Share                         $ 2.08           $ 1.77
                                                 ==============   ==============

Average Common Shares Outstanding - Basic               13,639           12,412

Diluted Earnings Per Common Share (Based on
  Average Diluted Common Shares Outstanding):
      Continuing Operations                             $ 2.10           $ 1.85
      Discontinued Operations  - Net                     (0.04)           (0.06)
      Cumulative Effect of a Change in
          Accounting Principle - Net                         -            (0.03)
                                                 --------------   --------------

Diluted Earnings Per Common Share                       $ 2.06           $ 1.76
                                                 ==============   ==============

Average Common Shares Outstanding - Diluted             13,741           12,508

                                                        Twelve Months Ended
                                                            September 30,
                                                 -------------------------------
                                                      2004             2003
                                                 --------------   --------------
Operating Revenues:
      Utility                                        $ 485,611        $ 469,794
      Nonutility                                       303,282          181,211
                                                 --------------   --------------

          Total Operating Revenues                     788,893          651,005
                                                 --------------   --------------

Operating Expenses:
      Cost of Gas Sold - Utility                       322,196          317,381
      Cost of Sales - Nonutility                       272,002          159,577
      Operation and Maintenance                         97,145           82,767
      Energy and Other Taxes                            12,027           12,132
                                                 --------------   --------------

Operating Income                                        85,523           79,148
                                                 --------------   --------------

Other Income and Expense:
      Equity in Affiliated Companies                       929              837
      Other                                              1,223              (67)
                                                 --------------   --------------

          Total Other Income and Expense                 2,152              770
                                                 --------------   --------------

Interest Charges  *                                     20,577           20,119

Income Taxes                                            26,902           24,429
                                                 --------------   --------------

Income from Continuing Operations                       40,196           35,370

Discontinued Operations  -  Net                           (512)            (984)

Cumulative Effect of a Change in
      Accounting Principle - Net                             -             (426)
                                                 --------------   --------------

Net Income Applicable to Common Stock                 $ 39,684         $ 33,960
                                                 ==============   ==============

Basic Earnings Per Common Share (Based on
  Average Basic Common Shares Outstanding):
      Continuing Operations                             $ 2.98           $ 2.86
      Discontinued Operations  - Net                     (0.03)           (0.08)
      Cumulative Effect of a Change in
          Accounting Principle - Net                         -            (0.03)
                                                 --------------   --------------

Basic Earnings Per Common Share                         $ 2.95           $ 2.75
                                                 ==============   ==============

Average Common Shares Outstanding - Basic               13,479           12,350

Diluted Earnings Per Common Share (Based on
  Average Diluted Common Shares Outstanding):
      Continuing Operations                             $ 2.96           $ 2.84
      Discontinued Operations  - Net                     (0.04)           (0.08)
      Cumulative Effect of a Change in
          Accounting Principle - Net                         -            (0.03)
                                                 --------------   --------------

Diluted Earnings Per Common Share                       $ 2.92           $ 2.73
                                                 ==============   ==============

Average Common Shares Outstanding - Diluted             13,583           12,446

* Net of rate recovery of carrying costs on certain unrecovered fuel and environmental remediation expenses.